May 10, 2011

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on May 4, 2011, to be filed by our former client, the Diguang International Development Co., Ltd.  We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO China Li Xin Da Hua CPA Co., Ltd.

BDO China Li Xin Da Hua CPA Co., Ltd.